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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF BLAIR CORPORATION

         Blair Holdings Incorporated (a Delaware corporation)
         Blair Factoring Company (a Delaware corporation)
         Blair Payroll LLC (a Delaware corporation)
         Blair Credit Services Corp. (a Delaware corporation)
         Blair International Holding, Inc. (a Delaware corporation)
         Blair International Limited (a Hong Kong corporation)
         Blair International Singapore Pte. Ltd. (a Singapore corporation)